MENTOR REPORTS THIRD QUARTER FISCAL YEAR 2008
FINANCIAL RESULTS

•    Net Sales were $92.9 Million in the Third Quarter of Fiscal Year 2008, an increase of 23% over $75.3 Million in the Third Quarter of Fiscal Year 2007

•   Diluted Earnings per Share from Continuing Operations was $0.32 in the Third Quarter of Fiscal Year 2008, which is equal to the Third Quarter of Fiscal Year 2007

•   Diluted Non-GAAP Earnings Per Share from Continuing Operations was $0.37, an increase of 16% over the $0.32 reported in the Third Quarter of Fiscal Year 2007

SANTA BARBARA, California, January 31, 2008 - Mentor Corporation (NYSE:MNT), a leading supplier of medical products for the global aesthetic market, today announced financial results for the quarter ending December 31, 2007, the third quarter of fiscal year 2008.

"We are pleased with our third quarter results and our continued progress in fulfilling our aesthetic medicine strategy. During the quarter, we drove continued conversion to our MemoryGel product line in the U.S.," commented Joshua H. Levine, President and Chief Executive Officer.  "From a strategic perspective, we continued to invest heavily in research and development to diversify the product portfolio and support greater critical mass in terms of our overall business."

Total Net Sales
Total net sales were $92.9 million in the third quarter of fiscal year 2008, an increase of 23% over net sales of $75.3 million in the third quarter of fiscal year 2007.  The increase in net sales was primarily the result of the conversion from saline breast implants to MemoryGel™ silicone breast implants and strong sales of reconstructive products.  Internationally, Mentor experienced strong sales growth in the quarter, including sales from the recently acquired Perouse subsidiary of approximately $4.7 million.  Total net sales for the third quarter of fiscal year 2008 included approximately $1.6 million of positive foreign currency exchange effects.

Gross Profit and Margin
Gross profit for the third quarter of fiscal year 2008 was $66.7 million, or 71.9% of net sales, compared to $56.4 million, or 74.9% of net sales, in the third quarter of fiscal year 2007.  Excluding a $1.0 million charge for the "step-up" valuation of inventory associated with the Perouse acquisition, gross margin on a non-GAAP basis was 72.9% for the quarter.  The gross margin percentage was primarily adversely affected by sales of Perouse products.

Selling, General and Administrative
Selling, general and administrative (SG&A) expenses in the third quarter of fiscal year 2008 were $38.9 million, or 41.9% of sales, compared to $32.4 million, or 43.0% of sales, in the third quarter of fiscal year 2007.  Included in SG&A expenses in the third quarter of fiscal year 2008 was $1.8 million of severance expense.

Research and Development
Research and development (R&D) expenses in the third quarter of fiscal year 2008 were $9.7 million, an increase of $1.9 million, or 25%, from the third quarter of fiscal year 2007.  For the first nine months of fiscal year 2008, the Company recorded expense of $32.2 million, reflecting an increase of 31% when compared to $24.7 million in the same period last year.  The Company has invested and expects to continue to invest heavily in clinical trials and related program expenses in support of its breast and facial aesthetics initiatives.

•          Dermal Fillers
Mentor anticipates approval for Prevelle™ Plus and Puragen™ Plus in the U.S. in late fiscal year 2008 and mid-fiscal year 2009, respectively.  The Company's next generation dermal filler, DGE, is in study follow-up with anticipated FDA submission in the third quarter of fiscal year 2009 and approval in the first or second quarter of fiscal year 2010.

•          Botulinum Toxin Type A Program
The Company expects 6-month follow-up to be completed in its Phase IIIa clinical trial by mid-March 2008 in its study for the correction of rhytides.  During the quarter, enrollment of 700 patients into the Phase IIIb study began and was completed on January 17, 2008.   The Phase IIIc patient enrollment is expected to begin by the end of February 2008.   In addition, Mentor anticipates completion of patient enrollment in its Phase I study for the treatment of pain from torticollis/cervical dystonia by the end of fiscal year 2008.

•          MemoryGel silicone gel-filled breast implants Post-Approval Study (PAS)
As of January 30, 2008, Mentor has enrolled approximately 27,100 patients towards the total target of 42,900 patients required by the PAS conditions.  The Company expects to fully complete patient enrollment in the PAS within the FDA directed timeline of 2 years from the initiation date of the study, February 15, 2007.

Operating Income
Operating income from continuing operations was $18.1 million in the third quarter of fiscal year 2008, representing an increase of 12% over the $16.2 million reported in the third quarter of fiscal year 2007.  For the first nine months of fiscal year 2008, operating income from continuing operations was $60.4 million, representing an increase of 29% over the same period last year.

Net Interest
Interest expense, net of interest income in the third quarter of fiscal year 2008, was $0.2 million.  In the third quarter of fiscal year 2007, interest income, net of interest expense, was $4.9 million.  The decrease in interest income was due to lower cash balances primarily as a result of repurchases of shares of the Company's common stock.

Effective Tax Rate
Mentor's effective tax rate for continuing operations in the third quarter of fiscal year 2008 was 30.9% compared to 29.4% in the third quarter of fiscal year 2007.

Earnings Per Share
Mentor recorded diluted GAAP earnings per share (EPS) of $0.32 in the third quarter of fiscal year 2008, compared to $0.29 per share in the third quarter of fiscal year 2007.

Mentor reported diluted GAAP EPS from continuing operations of $0.32 in the third quarter of fiscal year 2008, which is equivalent to the $0.32 reported in the third quarter of fiscal year 2007.  Diluted GAAP EPS from continuing operations for the third quarter of fiscal year 2008 includes a combined $0.05 after tax effect related to severance costs and costs recorded in cost of sales related to the "step-up" valuation of inventory associated with our Perouse acquisition.

Excluding these charges, diluted non-GAAP EPS from continuing operations was $0.37 in the third quarter of fiscal year 2008, an increase of 16% over the $0.32 in the third quarter of fiscal year 2007 when there were no similar charges.

Balance Sheet
Mentor ended the third quarter of fiscal year 2008 with $107 million in cash and marketable securities, compared to $488 million at the end of fiscal year 2007.  In the first nine months of the fiscal year, Mentor repurchased approximately 9 million shares of its common stock for $368 million, invested cash of approximately $53 million in the acquisition of Perouse and paid dividends of $23 million.

Conference Call
Mentor Corporation has scheduled a conference call today regarding this announcement.  Those interested in listening to a recording of the call may dial (800) 695-2122 at 6:00 p.m. ET today until Midnight ET, Thursday, February 7, 2008.  You may also listen to the live web cast at 5:00 p.m. ET today or the archived call at www.mentorcorp.com, under Investor Relations and "Audio Archives".

Note Regarding Use of Non-GAAP Financial Measures
The financial measures of non-GAAP gross margin, non-GAAP SG&A expense, and diluted non-GAAP earnings per share from continuing operations included in this press release are different from those otherwise presented under GAAP as these non-GAAP measures exclude certain charges.  In the third quarter of fiscal year 2008, these charges include severance expense included in SG&A and amounts recorded as cost of sales as a result of the "step-up" valuation of inventory related to the Perouse acquisition.  Neither of these items was recorded in the third quarter of fiscal 2007.  Mentor has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures provide a consistent basis for comparison between quarters and of profitability rates that are not influenced by these charges and therefore are helpful in understanding Mentor's underlying operating results.  These non-GAAP measures are some of the primary measures Mentor's management uses for planning and forecasting.  These measures are not in accordance with, or an alternative to, GAAP and these non-GAAP measures may not be comparable to information provided by other companies.  Reconciliations of GAAP to non-GAAP results are presented at the end of this press release.

Safe Harbor Statement
This release contains forward-looking statements including, but not limited to, statements relating to Mentor's current and anticipated product development activity and expenses, and  market acceptance of those products; the approval with conditions by the  FDA of the Company's MemoryGel silicone gel breast implants PMA; the initiation, patient enrollment, and continuation of clinical studies with respect to the Company's botulinum toxin Type A program; the development program for a portfolio of hyaluronic acid-based dermal fillers; and the acquisition of Perouse Plastie by Mentor.

A number of factors could cause actual results to differ from the forward-looking statements including, but not limited to, U.S. market acceptance and adoption of MemoryGel breast implants; patient enrollment in the FDA-mandated post-approval study for MemoryGel breast implants; the amount and timing of expenses to be incurred with respect to the MemoryGel breast implants post-approval study; the timing and conditions of FDA approval, if any, of the Company's Contour Profile Gel breast implant PMA; the ability of the Company to move forward in a timely manner with the PMAs for its hyaluronic acid-based dermal fillers; the timing and outcome of other PMAs submitted to the FDA; results of clinical development programs; the timing and outcome of various clinical trials undertaken by the Company; the impact on revenue and expenses of delays in FDA approval and other governmental agencies for the approval and sale of any of the Company's products; seasonal and economic factors, in the U.S. and internationally, which affect demand for aesthetic products and procedures; the ability of the Company to identify and implement other product opportunities in the global aesthetics marketplace; competitive pressures and other factors such as the introduction or regulatory approval of new products by competitors and pricing of competing products and the resulting effects on sales and pricing of the Company's products; disruptions or other problems with sources of supply; significant product liability or other claims; difficulties with new product development, introduction and market acceptance; changes in the mix of the Company's products sold; patent and intellectual property conflicts; product recalls; FDA or other governmental agency  rejection of new or existing products; changes in Medicare, Medicaid or third-party reimbursement policies; changes in government regulation; use of hazardous or environmentally sensitive materials; and other events. Risks and uncertainties relating to the Perouse acquisition include that the businesses of Mentor and Perouse will not be integrated successfully; anticipated synergies may not be fully realized or may take longer to be realized than expected; and possible disruption of the Perouse business, including with customers, employees, suppliers or third parties.

Important factors that may cause such a difference for Mentor include, but are not limited to, those factors described in the Company's Annual Report on Form 10-K, Quarterly Report on Form 10-Q, recent Current Reports on Form 8‑K and other Securities and Exchange Commission filings.  These filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect the Company's business, results of operations and financial condition.  The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

Contact:

Mentor Corporation
Michael O'Neill
Vice President and Chief Financial Officer
(805) 879-6082

MENTOR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except per share data)
	Three Months Ended			Nine Months Ended
	December 31, 2007			December 31, 2006
	2007	2006	Percent Change	2007	2006	Percent Change

Net sales	$92,860	$75,309	23%	$273,814	$221,654	24%

Cost of sales	26,138	18,925	38%	72,842	59,491	22%
Gross profit	66,722	56,384	18%	200,972	162,163	24%

Selling, general and administrative expense	38,884	32,356	20%	108,326	90,792	19%
Research and development expense	9,690	7,780	25%	32,207	24,654	31%
	48,574	40,136	21%	140,533	115,446	22%

Operating income	18,148	16,248	12%	60,439	46,717	29%

Interest (expense)	(1,249)	(1,426)	(12)%	(4,160)	(4,707)	(12)%
Interest income	1,071	6,346	(83)%	7,218	16,233	(56)%
Other (expense) income, net	(452)	(281)	61%	(1,421)	494	(388)%

Income before income taxes	17,518	20,887	(16)%	62,076	58,737	6%

Income taxes	5,406	6,137	(12)%	18,191	17,490	4%
Net income from continuing operations	12,112	14,750	(18)%	43,885	41,247	6%

Net (loss) income from discontinued operations (net of income tax (benefit) expense of ($94) and ($609) for Q3; ($157) and $141,101 for YTD)	(170)	(1,122)	(85)%	(287)	223,504	(100)%
Net income	$11,942	$13,628	(12)%	$43,598	$264,751	(84)%

Basic earnings per share
Earnings per share from continuing operations	$0.36	$0.35	3%	$1.22	$0.98	24%
Earnings (loss) per share from discontinued operations	(0.01)	(0.03)	(67)%	(0.01)	5.33	(100)%
Basic earnings per share	$0.36	$0.33	9%	$1.21	$6.32	(81)%

Diluted earnings per share
Earnings per share from continuing operations	$0.32	$0.32	0%	$1.09	$0.89	23%
Earnings (loss) per share from discontinued operations	(0.01)	(0.03)	(67)%	(0.01)	4.57	(100)%
Diluted earnings per share	$0.32	$0.29	10%	$1.08	$5.46	(80)%

Dividends per share	$0.20	$0.18	11%	$0.60	$0.54	11%

Weighted average shares outstanding
Basic	33,602	41,916	(20)%	36,033	41,898	(14)%
Diluted	39,848	49,144	(19)%	42,499	48,948	(13)%

MENTOR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except per share data)

	Three Months Ended			Three Months Ended
	December 31, 2007			December 31, 2006
		Non-GAAP			Non-GAAP
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Net sales	$92,860	-	$92,860	$75,309	-	$75,309

Cost of sales	26,138	(964)	25,174	18,925	-	18,925
Gross profit	66,722	964	67,686	56,384	-	56,384

Selling, general and administrative	38,884	(1,837)	37,047	32,356	-	32,356
Research and development	9,690	-	9,690	7,780	-	7,780

	48,574	(1,837)	46,737	40,136	-	40,136

Operating income	18,148	2,801	20,949	16,248	-	16,248

Interest (expense)	(1,249)	-	(1,249)	(1,426)	-	(1,426)
Interest income	1,071	-	1,071	6,346	-	6,346
Other (expense) income, net	(452)	-	(452)	(281)	-	(281)

Income before income taxes	17,518	2,801	20,319	20,887	-	20,887

Income taxes	5,406	821	6,227	6,137	-	6,137
Net income from continuing operations	12,112	1,980	14,092	14,750	-	14,750
Net (loss) from discontinued operations	(170)	-	(170)	(1,122)	-	(1,122)
Net income	$11,942	$1,980	$13,922	$13,628	$-	$13,628

Basic earnings per share
Earnings per share from continuing operations	$0.36	$0.06	$0.42	$0.35	$-	$0.35
Earnings (loss) per share from discontinued operations	(0.01)	-	(0.01)	(0.03)	-	(0.03)
Basic earnings per share	$0.36	$0.06	$0.41	$0.33	$-	$0.33

Diluted earnings per share
Earnings per share from continuing operations	$0.32	$0.05	$0.37	$0.32	$-	$0.32
Earnings (loss) per share from discontinued operations	(0.01)	-	(0.01)	(0.03)	-	(0.03)
Diluted earnings per share	$0.32	$0.05	$0.37	$0.29	$-	$0.29

Dividends per share	$0.20	-	$0.20	$0.18	-	$0.18

Weighted average shares outstanding
Basic	33,602	33,602	33,602	41,916	41,916	41,916
Diluted	39,848	39,848	39,848	49,144	49,144	49,144

MENTOR CORPORATION
SALES BY PRINCIPAL PRODUCT LINE
(unaudited, in thousands)
	Three Months Ended			Nine Months Ended
	December 31,			December 31,
	2007	2006	Percent Change	2007	2006	Percent Change

Breast aesthetics	$81,021	$65,550	24%	$240,564	$193,217	25%
Body aesthetics	3,883	3,907	(1)%	11,572	12,844	(10)%
Other aesthetics, including facial	7,956	5,852	36%	21,678	15,593	39%
Total sales from continuing operations	$92,860	$75,309	23%	$273,814	$221,654	24%

MENTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

Assets	December 31, 2007	March 31, 2007
Current assets:
Cash and marketable securities	$106,647	$487,740
Accounts receivable, net	72,385	65,419
Inventories	46,697	38,073
Deferred income taxes	26,353	25,892
Prepaid expenses and other	17,783	20,256
Total current assets	269,865	637,380

Property, plant and equipment, net	48,610	34,683
Intangible assets, net	32,067	15,963
Goodwill, net	46,197	12,644
Other assets	6,681	9,098

Total assets	$403,420	$709,768

Liabilities and shareholders' equity
Current liabilities	$117,907	$112,731
Long-term liabilities	18,341	12,169
Convertible subordinated notes	150,000	150,000
Shareholders' equity	117,172	434,868
Total liabilities and shareholders' equity	$403,420	$709,768

MENTOR CORPORATION
CALCULATION OF DILUTED EARNINGS PER SHARE - RESTATED FOR CONTINUING OPERATIONS*
(Unaudited, in thousands, except per share data)

	Fiscal Year 2007 ending March 31, 2007					Fiscal Year 2008
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	FY
Net income as reported from continuing operations	$15,674	$10,823	$14,750	$16,377	$57,624	$21,744	$10,029	$12,112	$43,885
Add back after tax interest expense on convertible notes	802	802	802	802	3,208	802	802	802	2,406
Numerator for diluted EPS calculation for continuing operations	$16,476	$11,625	$15,552	$17,179	$60,832	$22,546	$10,831	$12,914	$46,291
Numerator for diluted EPS calculation for discontinued operations	$225,728	$(1,102)	$(1,122)	$9,486	$232,990	$(6)	$(111)	$(170)	$(287)

Weighted average shares outstanding	42,443	41,360	41,916	42,091	41,960	40,465	34,044	33,602	36,033
Shares issuable through exercise of stock options	1,100	1,115	869	803	1,000	678	659	502	613
Shares issuable through conversion of convertible notes	5,147	5,150	5,153	5,158	5,152	5,165	5,170	5,177	5,171
Additional dilution for unvested restricted shares outstanding	299	152	185	272	151	285	292	308	295
Shares issuable through exercise of warrants (treasury stock method)	327	769	1,021	1,072	829	357	518	259	387
Denominator for diluted EPS from continuing operations	49,316	48,546	49,144	49,396	49,092	46,950	40,683	39,848	42,499
Denominator for diluted EPS from discontinued operations	49,316	41,360	41,916	49,396	49,092	40,465	34,044	33,602	36,033

Diluted earnings per share from continuing operations	$0.33	$0.24	$0.32	$0.35	$1.24	$0.48	$0.27	$0.32	$1.09
Diluted earnings (loss) per share from discontinued operations	$4.58	$(0.03)	$(0.03)	$0.19	$4.75	$-	$-	$(0.01)	$(0.01)

*Note: We classified our surgical urology and clinical and consumer healthcare segments as discontinued operations at March 31, 2006.
Accordingly we have restated our EPS calculation to reflect the results of these segments as discontinued operations.

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